EXHIBIT 23.3

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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-10307 of Armor Holdings, Inc. of our report dated August 27, 1996, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Macy, Mason & Schwartzkopf

MACY, MASON & SCHWARTZKOPF
CERTIFIED PUBLIC ACCOUNTANTS
Casper, Wyoming

October 30, 1996